UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412F, route D’Esch, L-2086 Luxembourg Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 46 61 11 3721
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2022, FREYR Battery Norway AS (a subsidiary of the Company) and Steffen Føreid, the Company’s Chief Financial Officer until April 4, 2022, entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Føreid is entitled to a lump sum payment equivalent to nine months’ base salary, calculated to equal NOK 2,550,000, less any salary payments made in the period from April 4, 2022 to May 13, 2022 and any applicable deductions. Additionally, Mr. Føreid will receive 50% of the cash bonus from 2021, equal to NOK 600,000. Mr. Føreid agreed to waive his rights to 179,030 vested options in the Company and receive a settlement in cash equal to NOK 17,858,243. Subject to the terms of the Separation Agreement, Mr. Føreid will receive these payments on May 20, 2022.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of the Group Chief Financial Officer

On April 4, 2022, FREYR Battery (the “Company”) announced the appointment of Oscar K. Brown as the Company’s Group Chief Financial Officer, effective on the date thereof.

Oscar K. Brown, 51, has served as a member of the board of directors of Western Midstream Partners, LP (NYSE: WES) since August 2019, as chairman of that board’s Environmental, Social and Governance Committee since February 2021, and as a member of that board’s Compensation Committee since February 2022. Mr. Brown served as Senior Vice President, Strategy, Business Development and Supply Chain of Occidental Petroleum Corporation (“Occidental”), an upstream oil and gas company, from November 2018 to March 2020. In this role, Mr. Brown was responsible for, among other things, Occidental’s global business development functions and global supply chain management. Mr. Brown previously served as Senior Vice President, Corporate Strategy and Business Development from July 2017 to November 2018. Prior to joining Occidental in 2016, Mr. Brown worked at Bank of America Merrill Lynch, where he most recently served as managing director and co-head of Americas Energy Investment Banking. Mr. Brown served as Occidental’s designated representative on the board of directors of Plains All American Pipeline’s governing entity, PAA GP Holdings LLC (NYSE: PAA and PAGP) from August 2017 to September 2019. Mr. Brown also serves on the board of Houston’s Alley Theatre, and as a member of that board’s Executive Committee. A graduate of The University of Texas at Austin, he holds a Bachelor of Business Administration in Finance and Marketing.

A copy of the press release announcing the appointment of Mr. Brown is attached as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Brown and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Brown has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which he was selected as an officer.

Departure of Steffen Føreid

On April 4, 2022, the Company announced the departure of Mr. Føreid, Chief Financial Officer of the Company. Mr. Føreid and the Company mutually decided that Mr. Føreid’s last day of employment would be May 13, 2022.

Mr. Føreid’s decision to step down was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

A copy of the press release announcing the departure of Mr. Føreid is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement between FREYR Battery Norway AS and Steffen Føreid, dated April 4, 2022

99.1	Press Release of FREYR Battery, issued April 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR Battery

By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

Dated: April 5, 2022

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